UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33672 (Commission File Number)	52-2007292 (IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California (Address of Principal Executive Offices)		92008 (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On August 19, 2021, Palisade Bio, Inc. (the “Company”) and Yuma Regional Medical Center (the “Investor”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Investor purchased 1,509,896 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and a warrant to purchase up to 377,474 shares of Common Stock (the “Warrant”) for a total purchase price of $5,209,141.20. The Shares were sold at a purchase price of $3.45 per share. The Warrant has an exercise price of $3.45 per share, subject to certain adjustments, and is exercisable for five years.

Pursuant to the Purchase Agreement, the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrant by the Investor, to have all such registration statements declared effective within the timeframes set forth in the Purchase Agreement, and to keep such registration statements effective for up to five years. The Company will bear all expenses of the registration, excluding fees of legal counsel for Investor.

The Purchase Agreement contains customary representations and warranties of the Company and the Investor. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Investor was a stockholder of the Company prior to the investment described above. Robert J. Trenschel, D.O., is a member of the Company’s board of directors and is the president and chief executive officer of the Investor. Dr. Trenschel does not have any pecuniary interest in the Company’s securities that are owned by the Investor.

The above descriptions of the Purchase Agreement and Warrant are not complete, and are qualified in their entirety by reference to the Purchase Agreement, filed as Exhibit 4.1 to this Form 8-K and the Warrant, filed as exhibit 4.2 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued the Shares and the Warrant to the Investor in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, promulgated by the SEC, and on similar exemptions under applicable state laws. The Company relied on this exemption from registration for private placements based in part on the representations made by the Investor, including the representations with respect to the Investor’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and the Investor’s investment intent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Securities Purchase Agreement, dated as of August 19, 2021, by and between Palisade Bio, Inc. and Yuma Regional Medical Center.
4.2	Warrant, dated as of August 19, 2021, issued to Yuma Regional Medical Center.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: August 24, 2021